Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Merge Healthcare Incorporated
Milwaukee, Wisconsin

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-34884, 333-100104, 333-107997, 333-40832, 333-40882, 333-107991, 333-125386) and on Form S-3 (No. 333-125603) of Merge Healthcare Incorporated of our report dated March 11, 2009, relating to the consolidated financial statements which appear in this Form 10-K.

                                                                                /s/ BDO Seidman, LLP
Chicago, Illinois
March 11, 2009